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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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TARGET CORPORATION

[LOGO]

777 Nicollet Mall
Minneapolis, Minnesota 55402
(612) 370-6948

PROXY STATEMENT
Annual Meeting of Shareholders
May 17, 2000

VOTING METHODS

    The accompanying Proxy Statement describes important issues affecting Target Corporation. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

  1.
  BY INTERNET
  a.
  Go to the web site at www.eproxyvote.com/tgt, 24 hours a day, seven days a week.

  b.
  Enter the series of numbers that appear in the proxy card box, just below the perforation.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE
  a.
  On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, seven days a week.

  b.
  Enter the series of numbers that appear in the proxy card box, just below the perforation.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  (Do not mail the proxy card if you are voting by Internet or telephone.)

  a.
  Mark your selections on the proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

    If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

TARGET CORPORATION

[LOGO]

777 Nicollet Mall
Minneapolis, Minnesota 55402
(612) 370-6948

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30a.m., Central Daylight Time, on Wednesday, May17, 2000
PLACE	The Children's Theatre 2400 Third Avenue South Minneapolis, Minnesota
ITEMS OF BUSINESS	(1) To elect four directors for three-year terms.
(2) To approve the appointment of Ernst & Young LLP as independent auditors.
(3) To act upon any other business that may properly come before the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 24, 2000.
ANNUAL REPORT	Our 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown on your proxy card to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                      [JAMES T. HALE SIGNATURE]

                      James T. Hale
                       Corporate Secretary

Approximate Date of Mailing of Proxy
Material: April 10, 2000

TARGET CORPORATION

[LOGO]

777 Nicollet Mall
Minneapolis, Minnesota 55402

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 17, 2000

    The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Children's Theatre, 2400 Third Avenue South, Minneapolis, Minnesota, on Wednesday, May 17, 2000, at 9:30 a.m., Central Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

    At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of four directors and appointment of the Corporation's independent auditors. In addition, our management will report on the performance of the Corporation during fiscal 1999 and respond to questions from shareholders.

Who may vote?

    We have one class of voting stock outstanding. Only shareholders of record of our Common Stock at the close of business on the record date, March 24, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of Common Stock had one vote on each matter to be voted upon.

Who may attend the Annual Meeting?

    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:00 a.m. The admission ticket attached to the enclosed proxy card is required for admission to the meeting. Cameras and recording devices are not permitted at the meeting.

    Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will need to bring personal identification and a copy of a statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

    The presence at the meeting, in person or by proxy, of the holders of a majority of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 454,363,516 shares of our Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

    You may vote by completing and properly signing the enclosed proxy card and returning it to the Corporation in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions on the inside of the front cover of these materials and on the reverse side of the enclosed admission ticket. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I vote confidentially?

    Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

    If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

    Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Corporation either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

    Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

    FOR election of the director nominees (see pages 5-23) and

    FOR approval of the appointment of Ernst & Young LLP as the Corporation's independent auditors (see page 24).

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

      Election of Directors. The affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the election of directors and present in person or by proxy at the Annual Meeting is required for the election to the Board of Directors of each of the four director nominees. For this purpose, a properly executed proxy marked "WITHHOLD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors.

      Other Items. For appointment of our independent auditors and any other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the item and present in person or by proxy at the Annual Meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What if other matters are presented for determination at the Annual Meeting?

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

    Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated not to exceed $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Corporation.

How do I get additional copies of the Annual Report?

    Our Annual Report for the fiscal year ended January 29, 2000, including financial statements, is enclosed. The Annual Report is also available online at www.targetcorp.com/investor-relations. For additional printed copies, please contact our Investor Relations representative by telephone at (612) 370-6736, by e-mail at investorrelations@target.com or by mail to our Vice President, Investor Relations.

Comparison of Five-Year Cumulative Total Shareholder Return

	Target Corporation	S&P 500 Index	Retail Composite Index	Peer Group Index
1995	$100.00	$100.00	$100.00	$100.00
1996	$110.85	$138.67	$107.83	$112.54
1997	$171.73	$175.19	$128.71	$134.29
1998	$332.51	$222.33	$190.86	$202.69
1999	$594.51	$294.57	$312.85	$348.43
2000	$618.22	$325.05	$313.30	$381.81

Fiscal Years Ended

	1995	1996	1997	1998	1999	2000
Target Corporation	100	110.85	171.73	332.51	594.51	618.22
S&P 500 Index	100	138.67	175.19	222.33	294.57	325.05
Retail Composite Index	100	107.83	128.71	190.86	312.85	313.30
Peer Group Index	100	112.54	134.29	202.69	348.43	381.81

    The graph above compares the cumulative total shareholder return on our Common Stock for the last five fiscal years with cumulative total return on the S&P 500 Index, the S&P Retail Composite Index and an index composed of the Corporation's peer group companies (the "Peer Group Index") over the same period. The Peer Group Index consists of the following companies: the Corporation, Dillard's, Inc., Federated Department Stores, Inc., The Gap, Inc., Kmart Corporation, Kohl's Corporation, The Limited, Inc., The May Department Stores Company, Nordstrom, Inc., J.C. Penney Company, Inc., Sears, Roebuck and Co., The TJX Companies, Inc. and Wal-Mart Stores, Inc. The S&P Retail Composite Index is new this year. The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index, the S&P Retail Composite Index and the Peer Group Index on January 31, 1995, and reinvestment of all dividends. Going forward, the Corporation intends to focus on the Retail Composite Index in lieu of the Peer Group Index because the Retail Composite Index includes food and drug retailers that we believe make that index a better benchmark for measuring the Corporation's shareholder return.

ITEM ONE—ELECTION OF DIRECTORS

Director Nominees

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class III directors for three-year terms expiring in 2003 and until their successors are elected. The four nominees are Richard M. Kovacevich, George W. Tamke, Solomon D. Trujillo and Robert J. Ulrich. All of the nominees are currently directors.

    The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

General Information About the Board of Directors

    The Corporation's Restated Articles of Incorporation, as amended, provide that our business and affairs shall be managed by, or under the direction of, a Board of Directors consisting of not less than five nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of 12 members, four of whom are Class I directors whose terms expire at the 2001 Annual Meeting, four of whom are Class II directors whose terms expire at the 2002 Annual Meeting and four of whom are Class III directors whose terms expire at this Annual Meeting.

    Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. All of the present directors were elected to the Board of Directors by our shareholders except for George W. Tamke, who was appointed by the Board of Directors on June 9, 1999. See page 11 for a table showing the number of shares of Common Stock of the Corporation beneficially owned by each director as of April 1, 2000.

Director	Principal Occupation and Other Information	Age	Director Since
[PHOTO] Livio D. DeSimone Class II Term expires in 2002	Livio D. DeSimone is Chairman of the Board and Chief Executive Officer of 3M, a diversified manufacturer. Mr. DeSimone joined 3M in 1957 and held various international and domestic positions. He was elected Area Vice President, Latin America in 1975, Vice President in 1979 and Executive Vice President in 1981. He was elected Chairman and Chief Executive Officer in 1991. Mr. DeSimone is a director of Cargill, Incorporated, General Mills, Inc., 3M and Vulcan Materials Company. He is also Vice Chairman of the Executive Committee of the Board of Directors of the Corporation.	63	1987
[PHOTO] Roger A. Enrico Class II Term expires in 2002

	Roger A. Enrico is Chairman of the Board and Chief Executive Officer of PepsiCo, Inc., a domestic and international beverage and food business. He joined PepsiCo in 1971. He was President and Chief Executive Officer of Pepsi-Cola USA from 1983 to 1986 when he became President and Chief Executive Officer of PepsiCo Worldwide Beverages. He was Chairman and Chief Executive Officer of Frito-Lay from 1990 to 1992. In 1992, he was elected Chairman and Chief Executive Officer of PepsiCo Worldwide Foods. In 1993, he was elected Vice Chairman of PepsiCo, Inc. and in 1994, Chairman and Chief Executive Officer of PepsiCo Worldwide Restaurants. In 1996, he was elected Chairman of the Board and Chief Executive Officer of PepsiCo, Inc. He is a director of A.H. Belo Corporation, Electronic Data Systems Corporation, PepsiCo, Inc. and The Prudential Insurance Company of America.	55	1990

[PHOTO] William W. George Class II Term expires in 2002

	William W. George is Chairman of the Board and Chief Executive Officer of Medtronic, Inc., a therapeutic medical device company. He served in the United States Department of Defense from 1966 to 1968 and worked in the United States Department of the Navy from 1968 to 1969. From 1969 to 1978, he worked for Litton Industries, Inc., serving as President of Litton Microwave Cooking Products from 1973 to 1978. He was elected to various officer positions at Honeywell Inc. from 1978 to 1989, including President, Europe from 1980 to 1983, President, Industrial Automation & Controls from 1987 to 1988 and President, Space & Aviation Controls from 1988 to 1989. He was elected President and Chief Operating Officer of Medtronic in 1989, President and Chief Executive Officer in 1991 and was elected Chairman of the Board and Chief Executive Officer in 1996. He is a director of Imation Corp., Medtronic, Inc. and Novartis AG.	57	1993
[PHOTO] Michele J. Hooper Class I Term expires in 2001

	Michele J. Hooper is President and Chief Executive Officer of Voyager Expanded Learning, an educational development company. In 1976, she joined Baxter Healthcare Corporation and served in various management positions before being named Vice President, Corporate Planning for Baxter International in 1984. In 1988, she was elected President of Baxter Healthcare Corporation, Canada. From 1991 to 1992 she was President, Alternate Site International, a unit of Baxter Corporation. In 1992, she became President, International Business Group, Caremark International, Inc., a health care company, and in 1993, she became Corporate Vice President, International Businesses, Caremark International, Inc. In July 1998, she became President and Chief Executive Officer of Stadtlander Drug Company, Inc., a pharmaceutical drug company, and served in that position until January 1999 when the company was acquired. In August 1999, she became Chief Executive Officer and President of Voyager Expanded Learning. She is a director of PPG Industries, Inc. and The Seagram Company Ltd.	48	1990
[PHOTO] James A. Johnson Class II Term expires in 2002

	James A. Johnson is Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From 1977 to 1981 he was Executive Assistant to Vice President Walter F. Mondale. From 1981 to 1985 he was President of Public Strategies, a strategic consulting firm, and from 1985 to 1989, he was a managing director of Lehman Bros., an investment bank. In 1990, he was elected Vice Chairman of Fannie Mae, a Congressionally chartered financial services company. In 1991, he was elected Chairman and Chief Executive Officer of Fannie Mae. In 1998, he was elected Chairman of the Executive Committee of the Board of Fannie Mae and served in that position until December 1999. In December 1999, he became Chairman and Chief Executive Officer of Johnson Capital Partners. He is a director of Cummins Engine Company, Inc., The Goldman Sachs Group, Inc., Kaufman & Broad Home Corporation, Temple-Inland Inc. and UnitedHealth Group.	56	1996

[PHOTO] Richard M. Kovacevich Class III Nominee for term expiring in 2003	Richard M. Kovacevich is President and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He was elected President and Chief Operating Officer of Norwest Corporation, a banking and financial services company, in 1989, and President and Chief Executive Officer of Norwest in 1993. He was elected Chairman of the Board and Chief Executive Officer of Norwest in 1995 and held that position until Norwest merged with Wells Fargo in 1998 when he was elected to his current position. He is a director of Cargill, Incorporated and Wells Fargo & Co.	56	1996
[PHOTO] Susan A. McLaughlin Class I Term expires in 2001

	Susan A. McLaughlin is President of Consumer Services, BellSouth Telecommunications, Inc., a communications services company. She joined BellSouth in 1998. From 1996 to February 1998, she was Vice President and Chief Operating Officer, Kodak Professional Division, Eastman Kodak Company, an imaging company. She joined Eastman Kodak in 1987 and held several other management positions across the company's divisions including General Manager, U.S., Operations and Vice President Imaging, and President and General Manager, Kodak Imaging Services, Inc. She is a director of Delphi Automotive Systems Corporation.	47	1997
[PHOTO] Anne M. Mulcahy Class I Term expires in 2001

	Anne M. Mulcahy is Executive Vice President; President, General Markets Operations, Xerox Corporation, a document management company. She joined Xerox in 1976 and held several sales and management positions in marketing until 1991, when she was named Vice President, Worldwide Marketing Operations Planning and Director, Corporate Human Services. From 1992 until 1995, she served as Vice President for Human Resources. From 1995 to 1997, she served as Staff Officer for Customer Operations. From 1997, until being elected to her current position in 1998, she was Vice President and Chief Staff Officer of Xerox Corporation. She is a director of Axel Johnson Inc. and Fannie Mae.	47	1997
[PHOTO] Stephen W. Sanger Class I Term expires in 2001	Stephen W. Sanger is Chairman of the Board and Chief Executive Officer of General Mills, Inc., a consumer food products company. He joined General Mills in 1974 and held a series of positions in marketing and management across the company's consumer food businesses. In 1993, he was elected President. In 1995, he was elected Chairman of the Board and Chief Executive Officer. He is a director of Donaldson Company, Inc. and General Mills, Inc.	53	1996

[PHOTO] George W. Tamke Class III Nominee for term expiring in 2003	George W. Tamke served as Vice Chairman and Co-Chief Executive Officer of Emerson Electric Company, a manufacturer of electrical and electronic equipment, until February 2000. He served as Executive Vice President of Emerson Electric from 1994 to 1997, as President in 1997 and as President and Chief Operating Officer from 1997 to 1999. He is a director of Emerson Electric Company.	52	1999
[PHOTO] Solomon D. Trujillo Class III Nominee for term expiring in 2003

	Solomon D. Trujillo is Chairman, President and Chief Executive Officer of US WEST, Inc., a telecommunications company, which became a separate entity in June 1998. From 1995 until June 1998, Mr. Trujillo was President and Chief Executive Officer of US WEST Communications Group, Inc., a business of US WEST that provided telecommunication services to customers in 14 Western and Midwestern states. He joined Mountain Bell in 1974 and held various management positions before being named Vice President and Chief Executive Officer of Mountain Bell New Mexico in 1984. He served as Vice President and General Manager of the Small Business Services Market Unit of US WEST from 1987 until he was elected President and Chief Executive Officer of US WEST Marketing Resources Group in 1992. He is a director of Bank of America, PepsiCo, Inc. and US WEST, Inc.	48	1994
[PHOTO] Robert J. Ulrich Class III Nominee for term expiring in 2003

	Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of the Corporation and Chairman and Chief Executive Officer of Target Stores, a division of the Corporation. Mr. Ulrich began his retailing career as a merchandising trainee at Dayton's in 1967 and advanced through various management positions. In 1981, Mr. Ulrich was named Executive Vice President of Dayton's and later that year was named President and Chief Executive Officer of Diamond's, a former operating company of the Corporation. In 1984, Mr. Ulrich was named President of the Department Stores. Later that year he was named President of Target Stores. He became Chairman and Chief Executive Officer of Target Stores in 1987. He was elected Chairman and Chief Executive Officer of the Corporation in 1994. He is a director of Tricon Global Restaurants, Inc.	56	1993

Director Compensation

    Directors who are not employees of the Corporation are paid an annual fee of $40,000. Directors may defer receipt of their fees. If they do, their fees are credited at rates based upon the return earned by various investment alternatives chosen by the director. Directors may also direct us to forward their fees to the Corporation's transfer agent to purchase Common Stock of the Corporation for their account at then current prices. We pay the brokerage fees for such purchases. Non-employee directors also receive $15,000 of restricted stock of the Corporation per year. Those shares are restricted until the director leaves the Board. The Vice Chairman of the Executive Committee receives an additional $10,000 of our restricted stock each year. New non-employee directors also receive $40,000 of restricted stock upon their acceptance to sit on the Board. Non-employee directors receive an annual grant of options to purchase the number of shares of our Common Stock determined by dividing $300,000 by the fair market value of the Common Stock on the day of grant. Non-employee directors also receive merchandise discounts of varying amounts at the stores of each of our operating companies. Those discounts are the same as the discounts our employees receive. Employee directors are not compensated separately for services as a director or committee member but receive their regular compensation as employees.

Certain Transactions

    The Corporation and our operating companies have transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are officers. We do not consider the amounts involved in such transactions material in relation to our business and believe that any such amounts are not material in relation to the business of such other unaffiliated corporations or the interests of the non-employee directors involved.

Board Meetings During Fiscal 1999

    The Board of Directors met six times during fiscal 1999. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

Board Committees

Executive Committee

    The Executive Committee of the Board of Directors consists of the Chairman of the Board of the Corporation and all the independent directors. The members of the Executive Committee are Directors Ulrich (Chair), DeSimone (Vice Chair), Enrico, George, Hooper, Johnson, Kovacevich, McLaughlin, Mulcahy, Sanger, Tamke and Trujillo. During the last fiscal year, the Executive Committee held two meetings. The Executive Committee reviews the Compensation Committee's recommendations on performance and compensation of all senior corporate officers and certain other senior executives within the Corporation. As part of their responsibilities, the independent director members of the Executive Committee conduct the annual evaluation of our Chief Executive Officer. The Executive Committee also reviews the Corporation's managerial capabilities and requirements.

Nominating Committee

    The Board of Directors has a Nominating Committee, consisting solely of independent directors. The members of the Nominating Committee are Directors Sanger (Chair), DeSimone, Hooper and Kovacevich. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee considers the qualifications of and recommends each candidate and incumbent for election as a director of the Corporation and nominates candidates to fill Board vacancies. The Board of Directors created the Nominating Committee so that the selection of directors would be made solely by independent directors.

    The Nominating Committee will consider nomination by a shareholder of a candidate for election as a director of the Corporation. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to the Corporate Secretary of the Corporation on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May). Under the Corporation's Restated Articles of Incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by the Corporate Secretary of the Corporation at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

Compensation Committee

    The Board of Directors has a Compensation Committee, consisting solely of independent directors. The members of the Compensation Committee are Directors Enrico (Chair), Sanger (Vice Chair), Johnson and Trujillo. The Compensation Committee held four meetings during the last fiscal year. The Compensation Committee reviews management proposals regarding compensation programs, plans and guidelines, focusing on a "pay-for-performance" compensation philosophy. The Compensation Committee reviews the performance of all senior corporate officers and certain other senior executives within the Corporation and recommends their compensation based on their performance. The Compensation Committee also determines certain awards and payouts under our long-term incentive plan and makes certain determinations regarding short-term incentive compensation.

Audit Committee

    The Board of Directors has an Audit Committee, consisting solely of independent directors. The members of the Audit Committee are Directors Hooper (Chair), Kovacevich (Vice Chair), Enrico, George and McLaughlin. The Audit Committee held two meetings during the last fiscal year. In designating the members of the Audit Committee, the Board specifically evaluates their qualifications and independence of judgment according to guidelines published by the New York Stock Exchange. The Audit Committee, among other duties, reviews matters relating to the independence of the independent auditors, the overall audit scope, plans for internal and independent audits, our internal controls, emerging accounting issues, officer and director expenses, audit fees and retirement plans. The Audit Committee met individually with the independent auditors, without management present, to discuss the results of their audit. The Audit Committee encourages the internal and independent auditors to communicate closely with the Audit Committee.

Finance Committee

    The Board of Directors has a Finance Committee, consisting solely of independent directors. The members of the Finance Committee are Directors DeSimone (Chair), Johnson (Vice Chair), Mulcahy, Sanger and Trujillo. The Finance Committee met two times during the last fiscal year. The duties of the Finance Committee include reviewing our financial policies, our dividend policy, our performance objectives, our financing requirements, our compliance with indenture covenants and the investment policies of our employee benefit plans.

Corporate Responsibility Committee

    The Board of Directors has a Corporate Responsibility Committee, consisting solely of independent directors. The members of the Corporate Responsibility Committee are Directors George (Chair), Trujillo (Vice Chair), Johnson, McLaughlin and Mulcahy. The Corporate Responsibility Committee held one meeting during the last fiscal year. The duties of the Corporate Responsibility Committee include review and evaluation of our public affairs and community development programs. The Corporate Responsibility Committee also reviews and evaluates our community giving programs and those of the Target Foundation.

Stock Ownership of Directors and Officers

    Set forth below is information regarding the shares of Common Stock of the Corporation (our only outstanding class of equity securities) owned beneficially on April 1, 2000 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13, and all directors and executive officers of the Corporation as a group.

Name of Individual or Number of Persons in Group	Aggregate Number of Common Shares Beneficially Owned(1)		Acquirable within 60 Days(2)
Livio D. DeSimone	13,271	(3)	17,675
Roger A. Enrico	27,733		17,675
William W. George	22,230	(4)	17,675
Michele J. Hooper	10,042		17,675
James A. Johnson	9,820		13,367
Richard M. Kovacevich	25,392		9,839
Susan A. McLaughlin	2,012		5,193
Anne M. Mulcahy	2,412		5,193
Stephen W. Sanger	3,502		13,367
George W. Tamke	1,522		0
Solomon D. Trujillo	4,606		17,675
Robert J. Ulrich(5)	492,757	(6)	696,312
Gregg W. Steinhafel(5)	90,280	(6)	405,869
Kenneth B. Woodrow(5)	122,413	(6)	481,882
John E. Pellegrene(5)	68,488	(6)	113,665
Larry V. Gilpin(5)	82,547	(6)	166,203
All directors and executive officers of the Corporation as a group (26 persons)(7)	1,285,603	(8)	3,261,392

(1)
The persons listed have sole voting and investment power with respect to the shares listed except that Directors DeSimone, Johnson and Mulcahy have (i) sole voting and sole investment power over 0 shares, 0 shares and 2,012 shares, respectively, and (ii) shared voting and investment power over 9,634 shares, 9,820 shares and 400 shares, respectively. Directors are deemed to have sole voting and investment power as to restricted stock they own.
(2)
Includes shares of Common Stock that the named individuals may acquire on or before June 10, 2000 pursuant to options held by them under the Corporation's Long-Term Incentive Plan of 1981 ("LTIP") or 1995 Director Stock Option Plan.
(3)
Includes 3,637 shares of Common Stock owned as of April 1, 2000 by Mr. DeSimone's wife as to which shares he disclaims beneficial ownership.
(4)
Includes 4,000 shares of Common Stock held by the George Family Foundation, a charitable trust of which Mr. George is one of the trustees. Mr. George disclaims beneficial ownership of such shares.

(5)
Executive officer.

(6)
Includes shares of Common Stock owned by such person in the Target Corporation 401(k) Plan ("TGT 401(k) Plan") as of January 29, 2000.

(7)
None of the individuals named owned one percent or more of our outstanding shares of Common Stock. All directors and executive officers together owned one percent of our outstanding shares of Common Stock.

(8)
Includes shares of Common Stock owned by the executive officers in the TGT 401(k) Plan as of January 29, 2000.

Largest Owners of the Corporation's Stock

    The table below sets forth certain information, as to each person or entity known to the Corporation to be the beneficial owner of more than 5 percent of any class of the Corporation's voting securities:

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	39,384,745	(1)	9.0%
State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110	40,664,052	(2)	8.9%
AMVESCAP PLC 11 Devonshire Square London EC2M 4YR England	31,096,016	(3)	7.1%

(1)
FMR Corp. ("FMR") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 11, 2000. The filing indicates that FMR has sole voting power for 1,987,815 shares, shared voting power for 0 shares, sole dispositive power for 39,384,745 shares and shared dispositive power for 0 shares.

(2)
State Street Bank and Trust Company ("State Street"), trustee under the TGT 401(k) Plan, reported its beneficial ownership on a Schedule 13G filed with the SEC on February 10, 2000. The filing indicates that State Street has sole voting power for 7,585,145 shares, shared voting power for 32,408,166 shares, sole dispositive power for 40,311,206 shares and shared dispositive power for 352,846 shares. These shares include the Common Stock equivalent of the Series B ESOP Convertible Preferred Stock that had been allocated to employee accounts in the TGT 401(k) Plan. We converted the Series B ESOP Convertible Preferred Stock into shares of Common Stock on January 12, 2000.

(3)
AMVESCAP PLC ("AMVESCAP") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 7, 2000. The filing indicates that AMVESCAP has sole voting power for 0 shares, shared voting power for 31,096,016 shares, sole dispositive power for 0 shares and shared dispositive power for 31,096,016 shares.

Executive Compensation

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
		Annual Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary($)(1)	Bonus ($)(1)(2)	Restricted Stock Awards($)(3)	Securities Underlying Options(#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)(7)
Robert J. Ulrich Chairman and Chief Executive Officer of the Corporation and Target Stores	1999 1998 1997	1,027,874 1,027,874 1,027,874	3,500,000 2,314,650 3,257,150	0 0 0	0 0 1,000,000	4,756,597 1,635,121 1,503,635	515,731 463,901 440,697	(8)
Gregg W. Steinhafel President of Target Stores	1999 1998 1997	726,375 648,454 594,073	1,205,143 743,584 825,168	0 0 0	103,394 132,859 101,176	1,697,642 297,135 244,398	208,085 178,114 180,814	(9)
Kenneth B. Woodrow Vice Chairman of the Corporation	1999 1998 1997	696,375 651,085 613,983	1,081,315 731,896 942,117	0 0 0	51,697 66,430 101,176	2,263,383 415,989 375,909	233,180 216,033 220,839	(10)
John E. Pellegrene Executive Vice President, Marketing of the Corporation and Target Stores	1999 1998 1997	549,410 513,115 495,893	686,677 467,791 599,008	0 0 0	29,542 37,960 57,814	2,211,607 237,708 225,647	137,783 126,415 131,668	(11)
Larry V. Gilpin Executive Vice President, Team, Guest and Community Relations of the Corporation and Target Stores	1999 1998 1997	538,990 513,115 487,240	675,256 460,404 580,983	0 0 0	29,542 37,960 57,814	2,211,607 237,708 225,647	142,667 134,620 146,835	(12)

(1)
Significant amounts of salary and bonus for the five named executive officers were not actually received. Receipt of such amounts was deferred through the Target Corporation SMG Executive Deferred Compensation Plan (the "New Plan"). Under the New Plan, participants may elect to defer up to 80% of annual base salary and bonus. The crediting rate alternatives under the New Plan mirror the investment accounts available for the TGT 401(k) Plan. Payout from the New Plan cannot be made until retirement, death or termination. Amounts deferred are subject to the same bankruptcy rules as are the Corporation's general debt obligations. Deferred amounts earn a return, a portion of which is categorized as reportable by the SEC proxy rules. Prior to December 31, 1996, deferrals were made through the Corporation's Deferred Compensation Plan (the "Old Plan"). Under the Old Plan, new deferrals were terminated except for deferrals in amounts equal to amounts automatically paid out eight years after their initial deferral. Earnings on the Old Plan are determined in accordance with a formula set forth in that plan. The Old Plan is otherwise substantially similar to the New Plan. Further information regarding reportable earnings under both plans is provided in the footnotes below.

(2)
The Corporation's executive officers and certain other members of management of the Corporation and its operating companies are eligible for incentive bonuses under the Corporation's Personal

  Score Plan and the PTOC and EVA components of its Executive Incentive Plan. Information regarding the bonus plans is found in the Report of the Compensation Committee on Executive Compensation.

(3)
The Restricted Stock Awards column reflects rights to receive restricted stock of the Corporation under the LTIP. The restricted shares are not issued unless the executive remains employed by the Corporation for four years from the date of award and provides at least one year's notice prior to retiring from the Corporation. Upon expiration of the four-year period, the shares are issued and put into escrow and generally restricted until retirement. The holders of rights to receive restricted stock do not hold voting or dividend rights until after the shares are issued. Further information regarding restricted stock is included in the Report of the Compensation Committee on Executive Compensation. The number and value of restricted stock rights holdings at the end of the 1999 fiscal year (based on the closing price of $63.375 per share at the end of the fiscal year) are as follows:

	Number	Value
Robert J. Ulrich	61,674	$3,908,590
Gregg W. Steinhafel	13,680	866,970
Kenneth B. Woodrow	19,044	1,206,914
John E. Pellegrene	15,384	974,961
Larry V. Gilpin	15,384	974,961
(4)
These options to purchase shares of the Corporation's Common Stock were awarded under the LTIP and the Long-Term Incentive Plan of 1999 ("LTIP of 1999"). The Report of the Compensation Committee on Executive Compensation includes further information regarding stock options.

(5)
Amounts reflect earnouts of performance shares under the LTIP. Based on the Corporation's competitive performance over the last four years, 100% of the performance shares granted to Mr. Ulrich in 1995 were earned and issued as restricted stock in 1999. Based on Target Stores' competitive performance over the last four years, 100% of the performance shares granted to the four remaining named executives in 1995 were earned and issued as restricted stock in 1999. Those four named executives were Target Stores employees on the date the award was made. The Report of the Compensation Committee on Executive Compensation includes further information regarding performance shares.

(6)
The Corporation has an Excess Long-Term Disability Program for certain key executives, including those executive officers listed above. The program is integrated with the employee-paid broad-based group disability plan (non-taxable benefit of $82,000 maximum per individual per year). Taxable excess disability benefits are paid according to a schedule based on compensation with the objective of a combined benefit amount replacing total after-tax income of approximately 80% at a compensation level of $170,000 per year, decreasing to approximately 40% at a compensation level of $2,000,000 per year. In order to receive excess benefits, the executive must be participating under the broad-based group disability plan. In the event of a qualifying disability, the actual cost to the Corporation would be the after-tax cost of the disability payments. No claims for benefits have ever been filed by an executive officer under the Excess Long-Term Disability Program. No compensation is assumed for this program since the incremental cost to the Corporation of this benefit cannot be determined actuarially.

(7)
The amounts reported include the following:
•
Matching contributions to the TGT 401(k) Plan, which all participating employees receive.

•
Amounts credited to the New Plan for matching contributions that could not be made to the TGT 401(k) Plan because of limitations imposed by the Internal Revenue Code of 1986, as amended (the "Tax Code").

  •
  Amounts categorized by the SEC as reportable earnings on compensation deferred in current and previous years.

(8)
Includes
$6,017	TGT 401(k) Plan matching contribution
$158,742	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$350,972	reportable earnings on deferred compensation

(9)
Includes
$7,714	TGT 401(k) Plan matching contribution
$65,138	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$135,233	reportable earnings on deferred compensation

(10)
Includes
$6,616	TGT 401(k) Plan matching contribution
$63,403	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$163,161	reportable earnings on deferred compensation

(11)
Includes
$6,442	TGT 401(k) Plan matching contribution
$43,307	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$88,034	reportable earnings on deferred compensation

(12)
Includes
$6,388	TGT 401(k) Plan matching contribution
$42,416	deferred compensation credit for matching contributions which could not be made to the TGT 401(k) Plan
$93,863	reportable earnings on deferred compensation

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal Year(%)	Exercise or Base Price ($/SH)	Expiration Date	5%($)		10%($)
Robert J. Ulrich	0		0	—	—	—		—
Gregg W. Steinhafel	103,394	(2)	5.57	67.7024	01/12/10	4,402,276		11,156,232
Kenneth B. Woodrow	51,697	(2)	2.78	67.7024	01/12/10	2,201,138		5,578,116
John E. Pellegrene	29,542	(2)	1.59	67.7024	01/12/10	1,257,830		3,187,587
Larry V. Gilpin	29,542	(2)	1.59	67.7024	01/12/10	1,257,830		3,187,587
All Shareholders						19.5 billion	(4)	49.3 billion	(4)

(1)
Under the LTIP of 1999 each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are exercisable 25% on the first anniversary of the date of grant, with an additional 25% becoming exercisable on each of the next three anniversaries of the date of grant, except that Mr. Pellegrene's options are 100% exercisable on the first anniversary of the date of grant. The Report of the Compensation Committee on Executive Compensation includes additional information regarding the LTIP of 1999.

(2)
Granted January 12, 2000.

(3)
SEC rules require the information set forth in the 5% and 10% columns. The actual gains, if any, on stock option exercises depend on the future stock price of the Corporation's Common Stock. Since there is no means of accurately predicting the future price of the Corporation's Common Stock, no accurate determination can be made as to the value of a stock option at the time of the grant.

(4)
Increase in value of shares held by all shareholders based upon 456,868,621 shares outstanding on January 12, 2000, at a price of $67.7024 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

					Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Ulrich	65,034	4,049,043	696,312	1,980,268	35,412,402	76,928,804
Gregg W. Steinhafel	0	0	405,910	325,409	18,110,301	6,291,961
Kenneth B. Woodrow	9,906	551,743	456,923	223,890	21,464,655	5,667,626
John E. Pellegrene	32,636	1,854,551	166,075	128,651	7,231,389	3,276,238
Larry V. Gilpin	27,000	1,234,344	151,227	128,651	6,642,253	3,276,238

Income Continuance Policy

    No officer of the Corporation is a party to an employment contract with the Corporation. As an alternative to the use of such contracts, the Corporation has adopted an Income Continuance Policy (the "ICP") and a Senior Management Group Income Continuance Policy for certain officers of the Corporation (the "SMG ICP").

    Mr. Ulrich, together with others, participates in the ICP. In 1988, the ICP was amended to exclude additional participants. Executives Steinhafel, Woodrow, Pellegrene and Gilpin were not participants under the ICP at the time it was amended. In the event a participant's employment is terminated by the Corporation, the ICP participant's compensation (salary and bonus) continues for a period of 18 to 24 months, depending on his or her length of service. If the participant's service with the Corporation is less than three years, the continuation is for 18 months; over eight years, the continuation is for 24 months; and between three and eight years, an amount determined by a schedule (more than 18 months but less than 24 months).

    Participants under the SMG ICP are members of the Corporation's Senior Management Group who are not participants under the ICP. The policy is similar to the ICP, except its time parameters are based on the participant's salary grade. Compensation may extend from 12 months to 24 months, based on a schedule which provides longer income continuation to those participants with higher grade levels. Executives Steinhafel, Woodrow, Pellegrene and Gilpin participate in the SMG ICP.

    All executive officers who are members of the Corporation's Senior Management Group are covered by one of these policies. Both policies require that participants must provide the Corporation a release of claims and they include offset provisions for certain other compensation from the Corporation and may include non-disparagement, non-competition and other requirements. Both policies provide that the policies cannot be terminated or amended to reduce future benefits unless two years prior notice is given to the participants in the policies. Both policies also provide that any executive who terminates employment or is terminated within two years of a change in control (as defined in the Corporation's Long-Term Incentive Plans) will be paid the present value of payments owing under the policies immediately after termination.

Amounts Paid Upon Termination

    When an executive's employment with the Corporation terminates, the executive receives payments in accordance with the specific guidelines under each of the Corporation's deferred compensation plan(s), 401(k) Plan and pension plans. Executives may also be entitled to exercise previously granted stock options that are then outstanding and, in certain circumstances, receive previously granted performance shares and restricted stock under the Corporation's Long-Term Incentive Plans that are then outstanding. Further information regarding stock options, performance shares and restricted stock is provided in the Report of the Compensation Committee on Executive Compensation.

Pension

    All executive officers and other employees of the Corporation and our subsidiaries who have worked over 1,000 hours in a year and are at least 21 years of age are initially covered by the Corporation's pension plans. The following table shows the annual benefits under the Corporation's pension plans at age 65, on a life only basis, given the years of service and compensation levels set forth below:

Pension Plan Table

Average Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$100,000	$15,600	$20,800	$26,000	$27,250	$28,500
200,000	35,100	46,800	58,500	61,000	63,500
300,000	54,600	72,800	91,000	94,750	98,500
400,000	74,100	98,800	123,500	128,500	133,500
500,000	93,600	124,800	156,000	162,250	168,500
1,000,000	191,100	254,800	318,500	331,000	343,500
1,500,000	288,600	384,800	481,000	499,750	518,500
2,000,000	386,100	514,800	643,500	688,500	693,500
2,500,000	483,600	644,800	806,000	837,250	868,500
3,000,000	581,100	774,800	968,500	1,006,000	1,043,500
3,500,000	678,600	904,800	1,131,000	1,174,750	1,218,500
4,000,000	776,100	1,034,800	1,293,500	1,343,500	1,393,500
4,500,000	873,600	1,164,800	1,456,000	1,512,250	1,568,500
5,000,000	971,100	1,294,800	1,618,500	1,681,000	1,743,500

    Currently under the Employee Retirement Income Security Act, as amended ("ERISA"), the maximum annual amount that can be paid under the Qualified Pension Plans to any individual is $135,000, unless grandfathered under prior limits. Amounts in excess of that maximum are paid under separate plans. In addition, the Corporation has supplemental plans that use the same formula as the Qualified Pension Plans use to pay benefits on compensation that is excluded from the Qualified Pension Plans formula by ERISA. The years of present credited service for benefit purposes of the Corporation's executive officers named in the Summary Compensation Table are as follows: Executives Ulrich, 32 years; Steinhafel, 20 years; Woodrow, 30 years; Pellegrene, 30 years; and Gilpin, 22 years. Average Compensation is the average cash remuneration, including deferred compensation, for the highest five calendar years of credited service in the last ten years. The compensation reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table is cash compensation, including deferred compensation, for the fiscal year. If the employment of a participant is terminated prior to age 55, his or her pension will be less than the amount shown in the table, even if commencement of benefit payments is deferred until age 65. The actual amounts payable from the qualified pension trust are not subject to any deductions for Social Security benefits or other offset amounts. In addition to the qualified and supplemental pension plans, all executive officers who are members of the Senior Management Group participate in a program whereby such person's surviving spouse will receive the equivalent of a joint and 100% surviving spouse option, as calculated under the qualified pension plan, but without reference to compensation limits, payable to the officer's spouse for as long as he or she lives. The Corporation also has a supplemental plan that treats certain of its Senior Management Group as being five years older, but not older than 65, for purposes of the actuarial reduction of pension benefits at early retirement. All supplemental plans pay the lump sum present value of their respective benefits in the year following retirement. The pension table reflects amounts payable under all pension plans, whether qualified or non-qualified.

Report of the Compensation Committee on Executive Compensation

General

    The Corporation has a pay-for-performance compensation philosophy for its management employees, including its executive officers. The total compensation plan for our executive officers includes base salary and the opportunity for an annual incentive bonus, long-term incentive compensation and other benefits.

    The Compensation Committee is responsible for developing and administering the total compensation plan for executive officers of the Corporation. In addition, the Compensation Committee reviews compensation levels of executive officers who are members of the Corporate Operating Committee and evaluates the performance of senior management. Individual written performance appraisals are given annually to each executive officer, including the Chief Executive Officer (the "CEO").

    Pursuant to the Corporation's pay-for-performance philosophy, the compensation policies established by the Compensation Committee provide that a significant portion of the annual compensation of each executive officer is contingent upon the financial performance of the Corporation or relevant operating company, as well as the individual performance of the executive officer.

Individual Performance Evaluations

    Mr. Ulrich is separately evaluated in his roles as Chairman of the Board and as Chief Executive Officer. The Compensation Committee, together with all other independent directors, established the performance criteria used to evaluate Mr. Ulrich's fiscal 1999 performance as Chairman and as CEO. A variety of factors are used to evaluate Mr. Ulrich's performance as CEO including operating company performance, control of the business, community relations, community involvement, management succession planning, strategic planning, business development, organizational development and formulation and delivery of major corporate policies. In his role as Chairman of the Board, Mr. Ulrich was evaluated on his ability to chair effective meetings of the Board of Directors and the Executive Committee, keep the Board fully informed of the condition of the Corporation, develop sound corporate governance policies and work with the directors to effectively use their talents to the best strategic advantage of the Corporation.

    The Compensation Committee prepares an annual written evaluation of Mr. Ulrich's performance and determines his personal score. The written evaluation was reviewed with Mr. Ulrich and constituted 33 1/3% of the weighting for his fiscal 1999 incentive bonus compensation. The remaining 66 2/3% of Mr. Ulrich's incentive bonus compensation was based on the Corporation's financial performance as further described under Short-Term Incentive Compensation. In addition, Mr. Ulrich's performance was discussed with him in a meeting with all of the independent directors.

    All other executive officers of the Corporation received performance appraisals based on prescribed objectives such as strategy execution, key job responsibilities, financial performance, community involvement and succession planning. The fiscal 1999 Personal Scores and Personal Score Plan bonuses of the executive officers were approved by the Compensation Committee.

    As part of the performance evaluation process, each executive is assigned a Personal Score which is applied to the Corporation's Personal Score Plan for purposes of determining a bonus amount. For purposes of the Personal Score Plan, the Compensation Committee adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and Personal Score. The bonus amount for each participant under the Personal Score Plan is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of the participant's job grade level (except for our CEO, whose Personal Score incentive is determined by the independent Board members), and then multiplying that result by the participant's percentage of participation in the Personal Score Plan.

Base Salary

    The Compensation Committee approved Mr. Ulrich's current base salary in 1994. When the Compensation Committee considered Mr. Ulrich's base salary, it reviewed two established annual third-party retail compensation surveys covering approximately 90 retailers throughout the United States (the "Competitive Surveys"). Many, but not all, of the companies included in the Retail Composite Index and the Peer Group Index in the stock performance graph are included in the Competitive Surveys. The Compensation Committee has since received regularly updated information on CEO base salaries and other compensation from third-party compensation studies.

    Base salaries of the other executive officers of the Corporation are based on competitive practices, and are at approximately the 60th percentile of base salary when compared with a representative group of domestic retailers and general industry, adjusted for the size of the companies. The Competitive Surveys are used to determine base salaries. Executive officers receive a higher base salary than the industry median because the threshold for payout of short-term incentive compensation by the Corporation is set at a higher level than it is for a majority of competitive retailers. Increases in base salary result from promotional increases reflecting job scope changes and from merit increases determined by the executive's Personal Score, the executive's position in the salary range and the Corporation's performance. Merit increase guidelines are established each year based on the performance of the relevant operating company or the Corporation and current economic and market conditions. Once overall guidelines are established and an individual performance score is assigned, the actual percentage increase is affected by the executive's position in the salary range for his or her grade; that is, the lower the placement in the range the greater the percentage increase.

Short-Term Incentive Compensation

    In addition to the Personal Score Plan, for fiscal 1999 the Corporation had a financial performance based short-term incentive plan (referred to generally as "EIP" or "Executive Incentive Plan") that includes two performance measures: PTOC (pre-tax operating contribution) and EVA (economic value added). Under the EIP, executive officers of the Corporation and certain other members of the senior management of the Corporation and its operating companies were eligible for annual incentive bonuses for fiscal 1999.

    PTOC.  PTOC is the same as pre-tax segment profit which is earnings from operations before LIFO, securitization effects, interest, other expense and unusual items. The PTOC part of the EIP measures an operating company's or the Corporation's performance against annually pre-determined PTOC goals to determine bonus amounts. The outside directors set PTOC goals when establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the PTOC goals to establish the PTOC bonus range for use with the PTOC part of the EIP. The PTOC Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of PTOC performance achieved by an operating company or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and PTOC Score.

    The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of the participant's job grade level (except for our CEO, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the PTOC part of the EIP. In order to receive a bonus under the PTOC part of the EIP, a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

    EVA.  EVA is PTOC after taxes less a Capital Charge. The "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by that business operation. The EVA part of the EIP measures an operating company's or the Corporation's performance against annually pre-determined EVA goals to determine bonus amounts. The outside directors set EVA goals in conjunction with establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the EVA goals to establish the EVA bonus range for use in conjunction with the EVA part of the EIP. The EVA Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of EVA performance achieved by an operating company or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and EVA Score.

    The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of a participant's job grade level (except for our CEO, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the EVA part of the EIP. In order to receive a bonus under the EVA part of the EIP a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

    The maximum bonus payable to an officer covered by the limitations set forth in Section 162(m) of the Tax Code under the EIP (PTOC and EVA combined) together with the Personal Score Plan is 400% of that person's salary set forth in the Proxy Statement for the year during which the bonus was earned. If the covered officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 400% of the highest salary reported in such year. However, for purposes of calculating the maximum bonus payable to any covered officer, the salary of the participant may not exceed 200% of the fiscal 1996 salary of the CEO as reported in the Summary Compensation Table in the Corporation's Proxy Statement dated April 14, 1997. The aggregate of all bonuses payable to any other executive under any combination of the EIP and the Personal Score Plan may not exceed 400% of his or her base salary.

    Mr. Ulrich's bonus for fiscal 1999 was based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (Corporation) and 33 1/3% EIP-EVA (Corporation). Mr. Steinhafel's, Mr. Woodrow's, Mr. Pellegrene's and Mr. Gilpin's bonuses were based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (Corporation and Target Stores) and 33 1/3% EIP-EVA (Corporation and Target Stores). For fiscal 1999, financial performance thresholds were exceeded at Target Stores, Department Stores and the Corporation, and bonuses were paid to employees of those units based on Personal Score, EIP-PTOC and EIP-EVA.

Long-Term Incentive Compensation

    The Compensation Committee determines the amount of options, performance shares and restricted stock awarded annually under the Long-Term Incentive Plan of 1999. The Compensation Committee reviews data from third-party compensation studies and sets the grants at the median to 75th percentile (depending on performance) of competitive companies of similar size. The Compensation Committee, using judgment and data from the third party compensation studies, determines the grant size for the CEO and other Corporate Operating Committee members. The Compensation Committee then approves separate long-term incentive pools for each operating company and corporate staff. The size of the pool varies with the Corporation's or relevant operating company's performance. However, the precise size of each pool is based on the subjective judgment of the Compensation Committee. A subcommittee of the Compensation Committee is authorized to grant stock options from a defined pool to employees who are not subject to the short-swing trading rules under Section 16(b) of the Securities Exchange Act of 1934. The Compensation Committee determined in 1999 that all pools would consist entirely of non-qualified stock options. Individual awards from the pool are based on the individual's responsibilities, performance and previous grants. Awards in any year to any person covered by the limitations in Section 162(m) of the Tax Code may not include more than 2,000,000 shares in the aggregate, subject to certain anti-dilution adjustments.

    Performance Shares.  The performance shares provide for the potential of earning awards of Corporation Common Stock during a cycle of four fiscal years based upon the Corporation's or relevant operating company's performance, measured by defined criteria. For the presently outstanding grants, the criteria used were the same as those used for the short-term incentive plan in the years that the grants were made. As with short-term incentive compensation, a threshold level of performance is required before any payout occurs. A matrix is used to determine the actual payout amount. Target Stores', the Department Stores', Mervyn's and the Corporation's financial performance during the performance cycle of four fiscal years beginning in 1995 surpassed the performance share threshold for its 1995 grant and a payout was made in 1999.

    As performance share grants are earned, the Common Stock to be issued is put into escrow and restricted until retirement. Any participant who terminates employment prior to early retirement (age 55 and five years of service) and fails to meet certain requirements forfeits all the Common Stock held in escrow. If the executive terminates employment after age 55, and provides the Corporation with one year's notice of retirement, 100% of the Common Stock is released to the executive. In such cases, if the executive fails to give one year's notice, the shares are forfeited unless the committee administering the Corporation's Long-Term Incentive Plans approves the release of all or part of the shares. If the executive is terminated, qualifies for early retirement under the Corporation's pension plans and receives payments under the Corporation's Income Continuance Policies ("ICP Payments"), 100% of the Common Stock is paid to the executive. If the executive terminates other than for early retirement and receives ICP Payments (but is not part of a reduction in force), 50% of the Common Stock is released to the executive. If the executive does not receive ICP Payments, the executive forfeits all the shares. If at any time the executive's termination is a result of death, total and permanent disability, reduction in force or change of control, 100% of the Common Stock is released to the executive. Recipients hold voting and dividend rights for all shares held in escrow during the restriction period; however, they may not sell or assign the shares. The Corporation has not made any performance share grants since fiscal 1995.

    Restricted Stock.  The terms of the restricted stock grants require the executive to remain an employee of the Corporation for four years from the date of grant. Upon expiration of the four-year period, the shares are then issued, put into escrow and restricted until retirement. The escrow release events are the same as described above for performance shares. After the shares are issued and put into escrow, holders of restricted stock hold voting and dividend rights during the restriction period; however, they may not sell or assign the shares. The Corporation has not made any restricted stock grants since fiscal 1995.

    Stock Options.  During 1999, the Compensation Committee made stock option grants to the executive officers of the Corporation. These grants were based on the individual's responsibilities, performance and previous grants. Each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year and one day term. The options are generally exercisable 25% after the first year, with an additional 25% after each of the next three years.

Corporate Governance and Certain Tax Consequences of Plans

    As part of its corporate governance responsibilities, the Compensation Committee, together with all the other outside directors, has established certain measures of performance for members of the Corporate Operating Committee, including the CEO, that it believes are critical to the overall performance of the Corporation. Those measures of performance, which include key employee retention, succession planning and strategic planning, are vital to the long-term performance of the Corporation.

    Section 162(m) of the Tax Code prohibits the Corporation from deducting as compensation expense amounts exceeding $1,000,000 a year for the CEO and the other officers named in the Summary Compensation Table relating to the period during which the compensation is earned, unless the payment of such compensation is based on pre-established, objective performance goals approved by the shareholders.

A significant part of the Corporation's executive compensation will meet the Tax Code requirements for deductibility under the Section 162(m) rules. A portion of such compensation, however, will continue to be based on critical, subjective measures that may cause certain compensation not to be deductible under the Tax Code. The Compensation Committee retains the ability to evaluate the performance of members of the Corporate Operating Committee, including the CEO, on vital subjective performance measures.

COMPENSATION COMMITTEE

Roger A. Enrico, Chair
Stephen W. Sanger, Vice Chair
James A. Johnson
Solomon D. Trujillo

ITEM TWO—APPOINTMENT OF INDEPENDENT AUDITORS

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Corporation and its subsidiaries for the fiscal year ending February 3, 2001. Ernst & Young LLP has been employed in this capacity by the Corporation since 1931.

    A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

    THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

    The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the Corporation's Common Stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended January 29, 2000, all Section 16(a) filing requirements were met except as follows: director William W. George filed one late Form 4 showing the purchase of 200 shares by a family member trust of which Mr. George is the trustee.

Vendor Standards and Compliance

    To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are available upon request from our Corporate Secretary.

Commitment to Diversity

    We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

    We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and its diverse employee population are available upon request from our Corporate Secretary.

    For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2000 Annual Meeting.

Shareholder Proposals

    Shareholder proposals for consideration at the Corporation's 2001 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Corporation's By-laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 11, 2000 in order to be included in the Proxy Statement. Under the Corporation's By-laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 16, 2001 for our 2001 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

www.targetcorp.com

TARGET CORPORATION

[LOGO]

PROXY

   Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders May 17, 2000

P R O X Y	Robert J. Ulrich, Douglas A. Scovanner and James T. Hale, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of Shareholders to be held on May 17, 2000, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR proposals set forth in Items 1 and 2. The proxies cannot vote your shares unless you sign this card on the reverse side and return this card.

For participants in the Target Corporation 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. These instructions will be followed as directed, but if no direction is given, the Trustee is instructed to vote FOR proposals set forth in Items 1 and 2. Shares held in the Plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by Plan participants. Instruction cards received by the Trustee after May 12, 2000, will not be counted.

(INSTRUCTION: To withhold authority to vote for any named nominee or a substitute nominee designated by the Board of Directors, write that nominee's name or the words "substitute nominee" on the space provided on the reverse side.)

SEE REVERSE
SIDE

...
 FOLD AND DETACH HERE

ANNUAL MEETING
OF
TARGET CORPORATION SHAREHOLDERS

Wednesday, May 17, 2000
9:30 a.m. CDT
The Children's Theatre
2400 Third Avenue South
Minneapolis, Minnesota

Please present this ADMISSION TICKET at the Annual
Shareholders' Meeting as verification of your
Target Corporation share ownership.

/x/ Please mark your votes as in this example.	0361

   As an alternative to completing this form, you may vote through the Internet or by telephone by following the instructions below.

   The Board of Directors recommends a vote FOR proposals 1 and 2.

1.
Election of Directors

Election of Directors, Nominees:

      01.  Richard M. Kovacevich
      02.  George W. Tamke
      03.  Solomon D. Trujillo
      04.  Robert J. Ulrich

/ / FOR         / /WITHHELD

For, except withheld from the following nominee(s): ...

2.
Appointment of Ernst & Young LLP as Independent Auditors

/ / FOR         / /AGAINST          / / ABSTAIN

The proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in the proxies' discretion.

Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation Policy on Confidential Voting described in the 2000 Proxy Statement. / /

Signature(s) ........................................................................................................................	Date ......................................
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

...
 FOLD AND DETACH HERE

TARGET CORPORATION

[LOGO]

Target Corporation encourages you to take advantage of a new and convenient way by which you can vote your shares—either by telephone or through the Internet.

   - By Telephone. On a touch-tone telephone call 1-877-PRX-VOTE. Listen to the recorded instructions, use the control number printed in the box in the upper right corner of this proxy card to access the system, and use your telephone key pad to vote.

   - Through The Internet. Access the World Wide Web site www.eproxyvote.com/tgt and follow the instructions posted on the web site.

   Your vote by telephone or through the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.

QuickLinks

VOTING METHODS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
Comparison of Five-Year Cumulative Total Shareholder Return
ITEM ONE—ELECTION OF DIRECTORS
Stock Ownership of Directors and Officers
Largest Owners of the Corporation's Stock
Executive Compensation
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Report of the Compensation Committee on Executive Compensation
ITEM TWO—APPOINTMENT OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION